GUARANTY

This Guaranty is executed effective the signature date set forth below by Jonathan S. Miner (“Guarantor”) and is given to and for the benefit of Elmer R. Salovich, Trustee of the Elmer Salovich Revocable Living Trust U/A dated December 16, 1996 (“Lender”).

WHEREAS, Lender has loaned to Digitiliti, Inc., a Delaware corporation (“Digitiliti”), the sum of $250,000 pursuant to the terms of a Convertible Note (the “Note”) executed concurrently with the execution of this Guaranty; and

WHEREAS, as a material inducement to Lender making such loan and Digitiliti executing and delivering the Note, Guarantor has agreed to execute and deliver this Guaranty.

NOW, THEREFORE, for good and valuable consideration, including the recitals set forth above, the receipt and sufficiency of which are herewith acknowledged, it is agreed as follows:

1.

Guaranty of Payment.  Subject to the provisions of section 3.1 hereof, Guarantor hereby guarantees the due and punctual payment to Lender of all sums presently due, and which may hereafter become due, by Digitiliti pursuant to the terms of the Note.  Such obligations are referred to herein as the “Indebtedness.”

2.

Acknowledgments and Representations of Guarantor.  Guarantor acknowledges and represents as follows:

2.1

That Guarantor is signing this Guaranty as an inducement to Lender to extend credit to Digitiliti and acknowledges that Lender would not extend credit to Digitiliti without this Guaranty.

2.2

That Guarantor is either financially interested in Digitiliti or will receive other benefits from Digitiliti as a result of this Guaranty and the extension of credit by Lender.

3.

Rights of Lender.  Except as is otherwise provided herein or in the Note, Guarantor acknowledges that Lender may deal exclusively with Digitiliti in all matters relating to the Indebtedness without prior notice to or the approval of Guarantor.  Guarantor waives the following and agrees that Lender may do or fail to do any of the following:

3.1

Lender may extend or renew the time for payment and performance of the Indebtedness in accordance with any written agreement between Lender and Digitiliti; provided, that the amount of Indebtedness guaranteed hereunder shall at no time exceed the original principal balance of the Note, plus interest thereon, less any payments against the Indebtedness that may be made from time-to-time.

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3.2

Lender may take and hold collateral for payment and performance of the Indebtedness and may release, surrender, substitute, take additional or exchange any collateral.

3.3

Lender may direct the order and manner of sale of collateral in his discretion and as permitted by law.

4.

Bankruptcy and Assignment of Rights.  Guarantor’s obligation to make payment under the terms of this Guaranty shall not be impaired, changed, released or limited in any manner by any bankruptcy, receivership or insolvency proceeding of Digitiliti.  Guarantor may not assign his rights hereunder without Lender’s prior written consent.

5.

Confession of Judgment.  A confession of judgment (the “Confession of Judgment”) has been executed by Guarantor to and for the benefit of Lender in connection with the Note.  The terms of the Confession of Judgment are incorporated in this Guaranty as if set forth herein.

6.

Governing Law; Jurisdiction.  This Guaranty shall be governed by and construed according to the laws of the State of Minnesota.  Guarantor and Lender consent and submit to the jurisdiction of the courts of the Hennepin County District Court, State of Minnesota for all matters regarding construction and enforcement.

7.

Term and Termination.  This Guaranty shall become effective upon delivery of the same to Lender and shall remain in full force and effect until the Indebtedness has been paid in full.  This Guaranty shall automatically terminate upon payment in full of the Indebtedness.

8.

Notice.  All notices directed to Guarantor pursuant to the Note, this Guaranty or the Confession of Judgment shall be in writing and shall be deemed to be effective if (i) personally delivered to Guarantor, (ii) sent by overnight courier service, in which event service shall be deemed effective one day after delivery to the courier, or (iii) sent by prepaid registered or certified mail addressed to Guarantor, return receipt requested, in which event service shall be deemed effective three (3) days after the date stamped by the post office on the mail receipt.  In the event of overnight courier service or service by certified or registered mail, such service shall be directed to Guarantor at 600 Queensland Lane North, Plymouth, Minnesota 55447, or at such other address as is indicated by Guarantor to Lender in writing.

Dated: October 15, 2008

/s/ Jonathan S. Miner

Jonathan S. Miner

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